News Release	FirstMerit Corporation www.firstmerit.com

For Release:	July 15, 2004, 7:30 a.m. EDT

For Information Contact:

Media:	Analysts:
Jacque Sir Louis	Tom O’Malley
(330) 849-8877	(330) 384-7109

FIRSTMERIT REPORTS EARNINGS
FOR SECOND QUARTER 2004

AKRON, OH – July 15, 2004 — FirstMerit Corporation (Nasdaq: FMER) today announced second quarter 2004 net income of $31.0 million, or $0.36 per diluted share. This compares to $36.9 million, or $0.44 per diluted share, for the second quarter of 2003. The lower earnings primarily reflect reduced revenue from net interest margin compression and declining mortgage banking activity, partially offset by a lower provision for loan losses due to evidence of improvement in the Company’s credit quality outlook. Annualized return on average equity (ROE) and return on average assets (ROA) were 12.71% and 1.19%, respectively, compared with 15.09% and 1.40% for the second quarter of 2003.

For the first six months of 2004, FirstMerit reported net income of $43.7 million, or $0.51 per diluted share. This compares with $75.2 million, or $0.89 per diluted share, for the first six months of 2003. ROE and ROA were 8.87% and 0.84%, respectively, compared with 15.53% and 1.43% for the prior-year period.

“We are showing excellent progress in our primary goal of improving credit quality,” said John R. Cochran, chairman and CEO. “We are encouraged by general improvement of credit quality this quarter in the retail and commercial portfolios. Underlying credit quality advancements were achieved by this quarter’s reduction in non-performing assets and net charge-offs. The sale of a substantial portion of non-accrual commercial loans, a lower inflow of new non-accruals and continued improvement in our current retail loan portfolio, has contributed greatly to the normalization of FirstMerit’s asset quality. We attribute these tangible results to the changes we have made to strengthen our loan review process along with aggressive management of our non-performing assets.

“Further, with an improved economic environment in Northeast Ohio, we anticipate greater opportunities to grow and strengthen our business relationships. We also are encouraged by the level of business activity in our new in-store banking offices in Columbus, Ohio, and we anticipate the same success with our expansion into the Toledo market.”

Total revenue, consisting of fully tax-equivalent (FTE) net interest income plus non-interest income excluding securities gains, totaled $133.3 million for the second quarter of 2004, compared with $150.5 million reported in the prior-year period. FTE net interest income was $87.8 million, a decline of 11.9%, reflecting the impact of a 40 basis point narrowing in the net interest margin, to 3.66%, and a 1.8% decline in average earning assets, to $9.7 billion.

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News Release	FirstMerit Corporation www.firstmerit.com

Non-interest income for the second quarter of 2004 totaled $47.0 million, compared with $53.9 million for the second quarter of 2003. Excluding securities gains and income from the Company’s discontinued manufactured housing finance business, non-interest income for the second quarter was $45.6 million in 2004 and $50.3 million in 2003. The 9.3% decline primarily reflects reduced mortgage banking activity, partially offset by gains from the wealth management business. The combined contribution from trust, investment and insurance services posted overall fee growth of 11.9%.

Non-interest expense totaled $79.5 million for the second quarter of 2004, compared with $75.7 million for the second quarter of 2003, a 5.0% increase. The increase resulted primarily from 10.7% growth in salary and benefits expense, largely due to higher employment counts from the net addition of 127 full time equivalent employees (4% increase from second quarter, 2003). The increase in employment underscores the Company’s commitment on its aggressive initiatives for revenue growth. Excluding employee expense, operating expenses were virtually unchanged compared with the second quarter of 2003. The efficiency ratio for the quarter was 59.4%, compared with 50.2% for the year ago quarter.

As of June 30, 2004, nonperforming assets were $48.8 million, or 0.75% of period-end loans plus OREO, compared with $88.5 million, or 1.36%, for the linked quarter and $88.3 million, or 1.23%, twelve months ago. The lower level of nonperforming assets this quarter reflects the Company’s sale of non-accrual commercial loans during the quarter and a general improvement in credit quality trends for both the existing retail and commercial portfolios. Net charge-offs for the second quarter were $14.2 million, compared with $18.3 million in the linked quarter and $23.3 million in the prior-year period. Annualized net charge-offs for the second quarter of 2004 were 0.87% of average loans compared with 1.13% for the linked quarter, and 1.30% for the second quarter of 2003.

Total assets at June 30, 2004 totaled $10.4 billion, down 2.7% from June 30, 2003. Overall, net loans declined 9.2% relative to last year as a result of the sale of the Company’s manufactured housing finance business in the fourth quarter of 2003; excluding this business line, the total loan portfolio of $6.5 billion was unchanged from the prior year. Consumer and mortgage loans have been the Company’s focus and have increased 4.0% and 13.4%, respectively, offsetting the 3.3% decline in commercial loans. Investment securities increased 14.3%.

Deposits totaled $7.4 billion at June 30, 2004 a decline of 5.0% over the last twelve months. Core deposits now account for 63.5% of deposits, compared to 59.3% at June 30, 2003, reflecting a 14.8% decline in time deposits.

Shareholders’ equity was $957 million at June 30, 2004. The Company’s capital position remains strong; tangible equity-to-assets was 7.94% at quarter-end. The common dividend per share paid was $0.26, a $0.01 increase from the prior-year period. Period-end common shares outstanding totaled 84.8 million.

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News Release	FirstMerit Corporation www.firstmerit.com

Second Quarter 2004 Highlights

FirstMerit Reduces Nonperforming Loan Exposure: FirstMerit announced the sale of a $36.6 million portfolio of non-accrual commercial loans to numerous buyers on June 11, 2004. The sale positions the Company’s balance sheet for long-term profitability.

Executive Appointments Sharpen Northeast Ohio Focus: FirstMerit announced the restructuring of its important Northeast Ohio region, and named two experienced leaders to head this five-county area. David J. Janus was named president and CEO of FirstMerit’s Cuyahoga and East Lorain offices, and Bruce M. Kephart will serve as president and CEO of FirstMerit’s Lake, Geauga and Ashtabula offices. This expanded leadership team reflects FirstMerit’s commitment to serve the growing needs of owner-managed businesses in this important region.

In-Store Branches Expand FirstMerit’s Presence in Columbus: FirstMerit opened in-store banking offices in Kroger supermarkets in Columbus, Delaware and Upper Arlington, Ohio. An additional in-store banking office scheduled to open in the third quarter will increase FirstMerit’s bank network to eight branches in the growing Columbus market. Amy A. Sutphin, vice president and Regional Banking Center Manager, will oversee the four Columbus-area in-store banking offices. She brings more than 20 years of banking experience, with more than five years of experience in managing in-store branches.

Conference Call: FirstMerit Corporation will host a conference call today, July 15, 2004, at 10:00 a.m. Eastern Time. John Cochran, chairman and CEO, Terry Bichsel, executive vice president and CFO, David Lucht, executive vice president and Chief Credit Officer, and Mark DuHamel, senior vice president and Treasurer, will provide an overview of second quarter results and business highlights.

To participate in the conference call, please dial (800) 865-2821 five minutes before the start time. No pass code is necessary. A replay will be available beginning 1:30 p.m. July 15, 2004, through 12:00 a.m., July 22, 2004, by dialing (800) 642-1687, reservation number 8163474.

The second quarter 2004 earnings release will be available at approximately 7:30 a.m. on the Internet at www.firstmerit.com under the Investor Relations portion of the Web site. Any material non-public information discussed on the conference call will be posted on the Web site immediately after the conference call.

FirstMerit Corporation is a diversified financial services company headquartered in Akron, Ohio, with assets of $10.4 billion as of June 30, 2004, and 161 banking offices in 24 Ohio and Western Pennsylvania counties. FirstMerit provides a complete range of banking and other financial services to consumers and businesses through its core operations. Principal wholly-owned subsidiaries include: FirstMerit Bank, N.A., FirstMerit Mortgage Corporation, FirstMerit Title Agency, Ltd., FirstMerit Credit Life Insurance Company, and FirstMerit Community Development Corporation.

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News Release	FirstMerit Corporation www.firstmerit.com

Forward-Looking Statement
This release contains forward-looking statements relating to present or future trends or factors affecting the banking industry, and specifically the financial condition and results of operations, including without limitation, statements relating to the earnings outlook of the Company, as well as its operations, markets and products. Actual results could differ materially from those indicated. Among the important factors that could cause results to differ materially are interest rate changes, continued softening in the economy, which could materially impact credit quality trends and the ability to generate loans, changes in the mix of the Company’s business, competitive pressures, changes in accounting, tax or regulatory practices or requirements and those risk factors detailed in the Company’s periodic reports and registration statements filed with the Securities and Exchange Commission. The Company undertakes no obligation to release revisions to these forward- looking statements or reflect events or circumstances after the date of this release.

-END-

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Financial Highlights
(Dollars in thousands)
(Unaudited)	Quarters
	2004	2004	2003	2003	2003
EARNINGS	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr

Net interest income FTE (a)	$87,782	89,691	95,118	99,022	99,691
Provision for loan losses	14,154	40,984	32,733	22,540	23,442
Other income	46,969	45,867	46,752	57,661	53,881
Other expenses	79,482	77,051	101,167	76,196	75,714
FTE adjustment (a)	675	689	619	592	709
After-tax income before cumulative effect of change in accounting principle	31,028	12,706	7,170	39,278	36,927
Cumulative effect of change in accounting principle, net of tax	0	0	(688)	0	0
Net income	31,028	12,706	6,482	39,278	36,927
Income per diluted share before cumulative effect of change in accounting principle	0.36	0.15	0.08	0.46	0.44
Per share effect of cumulative effect of change in accounting principle	0.00	0.00	(0.01)	0.00	0.00
Diluted EPS	$0.36	0.15	0.07	0.46	0.44

PERFORMANCE RATIOS

Return on average assets (ROA)	1.19%	0.49%	0.24%	1.46%	1.40%
Return on average common equity (ROE)	12.71%	5.10%	2.63%	15.99%	15.09%
Net interest margin FTE (a)	3.66%	3.74%	3.86%	3.97%	4.06%
Efficiency ratio	59.44%	56.70%	70.46%	48.80%	50.17%
Number of full-time equivalent employees	3,336	3,235	3,021	3,187	3,209

MARKET DATA

Book value/common share	$11.28	11.82	11.65	11.64	11.71
Period-end common share mkt value	26.37	26.05	27.11	24.74	22.80
Market as a % of book	234%	220%	233%	213%	195%
Cash dividends/common share	$0.26	0.26	0.26	0.26	0.25
Common stock dividend payout ratio	72.22%	173.33%	371.43%	56.52%	56.82%
Average basic common shares	84,809	84,771	84,642	84,505	84,470
Average diluted common shares	85,149	85,186	85,086	84,982	84,880
Period end common shares	84,829	84,802	84,724	84,565	84,489
Common shares repurchased	—	—	—	—	29
Common stock market capitalization	$2,236,941	2,209,092	2,296,868	2,092,138	1,926,349

ASSET QUALITY

Gross charge-offs	$21,341	23,666	31,896	26,870	28,979
Net charge-offs	14,183	18,276	26,225	21,260	23,251
Allowance for loan losses	107,561	120,261	97,553	120,472	119,192
Nonperforming assets (NPAs)	48,819	88,472	81,166	95,602	88,349
Net charge-off/average loans ratio	0.87%	1.13%	1.48%	1.17%	1.30%
Allowance for loan losses/period-end loans	1.65%	1.85%	1.49%	1.66%	1.66%
NPAs/loans and other real estate	0.75%	1.36%	1.24%	1.32%	1.23%
Allowance for loan losses/nonperforming loans	261.67%	148.09%	132.47%	134.34%	144.38%

CAPITAL & LIQUIDITY

Period-end tangible equity to assets	7.94%	8.32%	8.16%	8.01%	8.03%
Average equity to assets	9.39%	9.58%	9.28%	9.15%	9.29%
Average equity to loans	15.02%	15.34%	13.91%	13.53%	13.73%
Average loans to deposits	87.95%	87.68%	92.55%	93.75%	92.83%

AVERAGE BALANCES

Assets	$10,465,272	10,456,439	10,531,679	10,646,746	10,577,897
Deposits	7,437,054	7,442,121	7,594,040	7,680,840	7,710,474
Loans	6,540,974	6,525,147	7,027,978	7,200,899	7,157,408
Earning assets	9,658,873	9,651,878	9,771,796	9,903,130	9,837,768
Shareholders’ equity	982,195	1,001,257	977,429	974,342	982,850

ENDING BALANCES

Assets	$10,378,155	10,450,306	10,473,635	10,648,301	10,665,444
Deposits	7,402,800	7,381,722	7,502,784	7,578,506	7,791,637
Loans	6,520,001	6,507,836	6,551,599	7,241,540	7,182,214
Goodwill	139,245	139,245	139,245	139,245	139,245
Intangible assets	5,091	5,314	5,536	5,759	5,980
Earning assets	9,552,721	9,693,976	9,676,415	9,869,693	9,816,593
Total shareholders’ equity	957,095	1,002,272	987,175	986,163	990,050

NOTES:

(a) — Net interest income on a fully-tax equivalent (“FTE”) basis restates interest on tax-exempt securities and loans as if such interest were subject to federal income tax at the statutory rate. Net interest income on an FTE basis is not an accounting principle generally accepted in the United States of America.

CONSOLIDATED BALANCE SHEETS
FIRSTMERIT CORPORATION AND SUBSIDIARIES

(in thousands)
(Unaudited, except December 31, 2003, which is derived from the	June 30	December 31	June 30
audited financial statements)	2004	2003	2003

ASSETS
Cash and due from banks	$216,258	199,049	308,697
Investment securities (at fair value) and federal funds sold	2,973,858	3,061,497	2,602,836
Loans held for sale	58,862	63,319	31,543
Commercial loans	3,324,335	3,352,014	3,437,977
Mortgage loans	627,633	614,073	553,329
Installment loans	1,668,679	1,668,421	1,596,973
Home equity loans	646,197	637,749	627,379
Credit card loans	140,110	144,514	136,973
Manufactured housing loans	—	—	661,909
Leases	113,047	134,828	167,674

Total loans	6,520,001	6,551,599	7,182,214
Less allowance for loan losses	(107,561)	(97,553)	(119,192)

Net loans	6,412,440	6,454,046	7,063,022
Premises and equipment, net	121,373	119,079	113,701
Goodwill	139,245	139,245	139,245
Intangible assets	5,091	5,536	5,980
Accrued interest receivable and other assets	451,028	431,864	400,420

Total assets	$10,378,155	10,473,635	10,665,444

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits:
Demand-non-interest bearing	$1,400,715	1,346,574	1,428,645
Demand-interest bearing	804,355	773,514	766,463
Savings and money market accounts	2,498,152	2,461,265	2,428,042
Certificates and other time deposits	2,699,578	2,921,431	3,168,487

Total deposits	7,402,800	7,502,784	7,791,637

Securities sold under agreements to repurchase	1,573,492	1,525,804	1,162,589
Wholesale borrowings	320,367	311,038	555,840
Accrued taxes, expenses, and other liabilities	124,401	146,834	165,328

Total liabilities	9,421,060	9,486,460	9,675,394

Commitments and contingencies
Shareholders’ equity:
Preferred stock, without par value:
authorized and unissued 7,000,000 shares	—	—	—
Preferred stock, Series A, without par value:
designated 800,000 shares; none outstanding	—	—	—
Convertible preferred stock, Series B, without par value:
designated 220,000 shares; 0, 0 and 42,036 shares outstanding at June 30, 2004, December 31, 2003 and June 30, 2003, respectively	—	—	1,011
Common stock, without par value:
authorized 300,000,000 shares; issued 92,026,350 at June 30, 2004, December 31, 2003 and June 30, 2003	127,937	127,937	127,937
Capital surplus	110,415	110,473	111,791
Accumulated other comprehensive loss	(41,601)	(9,475)	(2,625)
Retained earnings	943,021	943,492	941,974
Treasury stock, at cost, 7,197,488, 7,302,057 and 7,537,719 shares at June 30, 2004, December 31, 2003 and June 30, 2003, respectively	(182,677)	(185,252)	(190,038)

Total shareholders’ equity	957,095	987,175	990,050

Total liabilities and shareholders’ equity	$10,378,155	10,473,635	10,665,444

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Average Consolidated Balance Sheets
(Unaudited)	Quarterly Periods
(Dollars in thousands)	June 30,	March 31,	Dec 31,	Sept 30,	June 30,
	2004	2004	2003	2003	2003
ASSETS
Cash and due from banks	$226,637	212,358	198,302	197,597	194,164
Investment securities/fed funds sold	3,054,655	3,072,724	2,687,500	2,633,880	2,616,682
Loans held for sale	63,244	54,007	56,318	68,351	63,678
Commercial loans	3,368,633	3,355,159	3,395,863	3,408,017	3,438,028
Mortgage loans	628,381	616,970	619,574	575,100	548,077
Installment loans	1,640,665	1,644,343	1,680,752	1,635,420	1,564,061
Home equity loans	642,369	638,549	632,369	629,465	617,815
Credit card loans	141,460	143,497	141,333	139,931	137,197
Manufactured housing loans	—	—	413,796	653,538	679,526
Leases	119,466	126,629	144,291	159,428	172,704

Total loans	6,540,974	6,525,147	7,027,978	7,200,899	7,157,408
Less allowance for loan losses	118,808	97,033	110,248	119,466	119,022

Net loans	6,422,166	6,428,114	6,917,730	7,081,433	7,038,386
Total earning assets	9,658,873	9,651,878	9,771,796	9,903,130	9,837,768
Premises and equipment, net	120,798	119,728	120,386	112,996	114,677
Accrued interest receivable and other assets	577,772	569,508	551,443	552,489	550,310

TOTAL ASSETS	$10,465,272	10,456,439	10,531,679	10,646,746	10,577,897

LIABILITIES
Deposits:
Demand-non-interest bearing	$1,402,273	1,330,056	1,348,374	1,340,484	1,296,372
Demand-interest bearing	814,718	767,287	755,093	748,646	753,386
Savings and money market accounts	2,492,318	2,483,451	2,508,706	2,466,018	2,367,223
Certificates and other time deposits	2,727,745	2,861,327	2,981,867	3,125,692	3,293,493

Total deposits	7,437,054	7,442,121	7,594,040	7,680,840	7,710,474
Securities sold under agreements to repurchase	1,589,014	1,547,575	1,340,204	1,289,908	1,136,425
Wholesale borrowings	320,222	310,767	462,998	542,171	566,831

Total funds	9,346,290	9,300,463	9,397,242	9,512,919	9,413,730
Accrued taxes, expenses and other liabilities	136,787	154,719	157,008	159,485	181,317

Total liabilities	9,483,077	9,455,182	9,554,250	9,672,404	9,595,047

SHAREHOLDERS’ EQUITY
Preferred stock	—	—	500	1,006	1,062
Common stock	127,937	127,937	127,937	127,937	127,937
Capital surplus	110,902	110,672	111,219	111,854	111,774
Accumulated other comprehensive income	(13,730)	(1,457)	(32,027)	(27,000)	1,246
Retained earnings	940,726	948,521	956,770	950,316	931,136
Treasury stock	(183,640)	(184,416)	(186,970)	(189,771)	(190,305)

Total shareholders’ equity	982,195	1,001,257	977,429	974,342	982,850

TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$10,465,272	10,456,439	10,531,679	10,646,746	10,577,897

CONSOLIDATED STATEMENTS OF INCOME AND COMPREHENSIVE INCOME
FIRSTMERIT CORPORATION AND SUBSIDIARIES

	Three months ended		Six months ended
(Unaudited)	June 30,		June 30,
(In thousands except per share data)	2004	2003	2004	2003
Interest income:
Interest and fees on loans, including held for sale	$94,126	118,721	190,753	240,872
Interest and dividends on investment securities and federal funds sold	28,221	25,214	57,432	52,606

Total interest income	122,347	143,935	248,185	293,478

Interest expense:
Interest on deposits:
Demand-interest bearing	503	269	869	566
Savings and money market accounts	4,512	5,529	8,826	10,157
Certificates and other time deposits	19,598	26,083	41,229	55,972
Interest on securities sold under agreements to repurchase	6,271	4,742	12,409	9,271
Interest on wholesale borrowings	4,356	8,330	8,743	16,828

Total interest expense	35,240	44,953	72,076	92,794

Net interest income	87,107	98,982	176,109	200,684
Provision for loan losses	14,154	23,442	55,138	46,938

Net interest income after provision for loan losses	72,953	75,540	120,971	153,746

Other income:
Trust department income	5,696	5,442	11,052	10,328
Service charges on deposits	15,705	15,292	31,124	30,180
Credit card fees	9,546	10,989	18,210	20,715
ATM and other service fees	3,071	3,201	5,819	6,091
Bank owned life insurance income	3,083	3,159	6,209	6,388
Investment services and insurance	3,527	2,801	7,359	6,434
Manufactured housing income	5	506	150	1,059
Investment securities gains, net	1,412	3,106	1,482	5,972
Loan sales and servicing income	1,584	5,701	4,443	10,611
Other operating income	3,340	3,684	6,988	7,955

Total other income	46,969	53,881	92,836	105,733

Other expenses:
Salaries, wages, pension and employee benefits	40,389	36,488	80,231	73,627
Net occupancy expense	5,526	5,559	11,543	11,543
Equipment expense	3,323	3,663	6,858	7,570
Stationery, supplies and postage	2,577	2,735	5,289	5,765
Bankcard, loan processing and other costs	5,988	7,324	11,691	13,801
Professional services	3,977	2,739	7,123	5,361
Amortization of intangibles	222	223	445	445
Other operating expense	17,480	16,983	33,353	31,477

Total other expenses	79,482	75,714	156,533	149,589

Income before income tax expense	40,440	53,707	57,274	109,890
Federal income taxes	9,412	16,780	13,540	34,681

Net income	$31,028	36,927	43,734	75,209

Other comprehensive income (loss), net of tax expense (benefit):
Unrealized securities’ holding gains (losses), net of tax expense (benefit), arising during period	(54,037)	798	(31,163)	(2,667)
Less: reclassification adjustment for securities’ gains (losses) realized in net income, net of tax expense (benefit)	(917)	(2,019)	(963)	(3,882)

Net unrealized losses, net of tax expense (benefit)	(54,954)	(1,221)	(32,126)	(6,549)

Comprehensive income	$(23,926)	35,706	11,608	68,660

Net income applicable to common shares	$31,028	36,909	43,734	75,173

Net income used in diluted EPS calculation	31,035	36,936	43,748	75,226

Weighted average number of common shares outstanding — basic	84,809	84,470	84,789	84,491

Weighted average number of common shares outstanding — diluted	85,149	84,880	85,161	84,881

Basic Earnings per Share	$0.37	0.44	0.52	0.89

Diluted Earnings per Share	$0.36	0.44	0.51	0.89

Dividend per Share	$0.26	0.25	0.52	0.50

The accompanying notes are an integral part of the consolidated financial statements.

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Consolidated Statements of Earnings and Comprehensive Income
(Dollars in thousands, except share data)
(Unaudited)	Quarterly Results
	2004	2004	2003	2003	2003
	2nd Q	1st Q	4th Q	3rd Q	2nd Q
Interest and fees on loans, including held for sale	$94,126	96,627	109,118	115,841	118,721
Interest and dividends — securities and federal funds sold	28,221	29,211	24,896	23,936	25,214

Total interest income	122,347	125,838	134,014	139,777	143,935

Interest on deposits:
Demand-interest bearing	503	366	313	272	269
Savings and money market accounts	4,512	4,314	4,473	4,351	5,529
Certificates and other time deposits	19,598	21,631	23,033	23,950	26,083
Securities sold under agreements to repurchase	6,271	6,138	4,928	4,776	4,742
Wholesale borrowings	4,356	4,387	6,768	7,998	8,330

Total interest expense	35,240	36,836	39,515	41,347	44,953

Net interest income	87,107	89,002	94,499	98,430	98,982
Provision for loan losses	14,154	40,984	32,733	22,540	23,442

Net interest income after provision for loan losses	72,953	48,018	61,766	75,890	75,540

Other income:
Trust department income	5,696	5,356	5,484	5,153	5,442
Service charges on deposits	15,705	15,419	16,256	16,823	15,292
Credit card fees	9,546	8,664	9,615	10,322	10,989
ATM and other service fees	3,071	2,748	2,905	3,124	3,201
Bank owned life insurance income	3,083	3,126	3,245	3,238	3,159
Investment services and insurance	3,527	3,832	2,930	2,825	2,801
Manufactured housing income	5	145	346	387	506
Investment securities gains (losses), net	1,412	70	(1,390)	992	3,106
Loan sales and servicing income	1,584	2,859	2,625	10,657	5,701
Other operating income	3,340	3,648	4,736	4,140	3,684

Total other income	46,969	45,867	46,752	57,661	53,881

Other expenses:
Salaries, wages, pension and employee benefits	40,389	39,842	38,682	38,860	36,488
Net occupancy expense	5,526	6,017	5,301	5,274	5,559
Equipment expense	3,323	3,535	3,377	3,535	4,363
Stationery, supplies and postage	2,577	2,712	2,976	2,801	2,735
Bankcard, loan processing and other costs	5,988	5,703	6,706	7,533	7,324
Professional services	3,977	3,146	3,279	2,812	2,739
Amortization of intangibles	222	223	222	222	223
Other operating expenses	17,480	15,873	40,624	15,159	16,283

Total other expenses	79,482	77,051	101,167	76,196	75,714

Income before federal income taxes	40,440	16,834	7,351	57,355	53,707
Federal income taxes	9,412	4,128	181	18,077	16,780

Income after taxes but before cumulative effect of change in accounting principle	31,028	12,706	7,170	39,278	36,927
Cumulative effect of change in accounting principle net of tax	0	0	(688)	0	0

Net income	$31,028	12,706	6,482	39,278	36,927

Other comprehensive income (loss), net of tax expense (benefit)	(54,954)	22,828	15,927	(22,777)	(1,221)

Comprehensive income (loss)	$(23,926)	35,534	22,409	16,501	35,706

Net income applicable to common shares	31,028	12,706	6,465	37,789	36,909

Adjusted net income used in diluted EPS calculation	31,035	12,713	6,489	37,813	36,936

Weighted-average common shares — basic	84,809	84,771	84,642	84,505	84,470

Weighted-average common shares — diluted	85,149	85,186	85,086	84,982	84,880

Basic net income per share	$0.37	0.15	0.07	0.46	0.44

Diluted net income per share	$0.36	0.15	0.07	0.46	0.44

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Asset Quality Information

(Dollars in thousands, except ratios)
(Unaudited, except December 31,2003 annual period which
is derived from the audited financial statements)	Quarterly Periods					Annual Period
	June 30	Mar 31	Dec 31	Sep 30	June 30	Dec 31,
Allowance for Loan Losses	2004	2004	2003	2003	2003	2003
Balance at beginning of period	$120,261	97,553	120,472	119,192	119,001	122,790
Allowance related to loans sold	(12,671)	—	(29,427)	—	—	(29,427)
Provision for loan losses	14,154	40,984	32,733	22,540	23,442	102,211
Charge-offs	21,341	23,666	31,896	26,870	28,979	119,877
Recoveries	7,158	5,390	5,671	5,610	5,728	21,856

Net charge-offs	14,183	18,276	26,225	21,260	23,251	98,021

Balance at end of period	$107,561	120,261	97,553	120,472	119,192	97,553

Ratios

Provision for loan losses as a % of average loans	0.87%	2.53%	1.85%	1.24%	1.31%	1.43%
Net charge-offs as a % of average loans	0.87%	1.13%	1.48%	1.17%	1.30%	1.37%
Allowance as a % of period-end loans	1.65%	1.85%	1.49%	1.66%	1.66%	1.49%
Allowance as a % of nonperforming loans	261.67%	148.09%	132.47%	134.34%	144.38%	132.47%

Asset Quality

Impaired loans:
Nonaccrual	$33,080	71,596	63,388	77,381	71,081	63,388
Restructured	—	—	35	40	46	35

Total impaired loans	33,080	71,596	63,423	77,421	71,127	63,423
Other nonperforming loans:
Nonaccrual	8,025	9,611	10,216	12,253	11,425	10,216
Restructured	—	—	—	—	—	—

Total other nonperforming loans	8,025	9,611	10,216	12,253	11,425	10,216

Total nonperforming loans	41,105	81,207	73,639	89,674	82,552	73,639
Other real estate (“ORE”)	7,714	7,265	7,527	5,928	5,797	7,527

Total nonperforming assets (“NPAs”)	$48,819	88,472	81,166	95,602	88,349	81,166

NPAs as % of period-end loans + ORE	0.75%	1.36%	1.24%	1.32%	1.23%	1.24%

Past due 90 days or more & accruing interest	$18,387	20,995	27,515	32,439	28,603	27,515

FIRSTMERIT CORPORATION AND SUBSIDIARIES

(Dollars in thousands)
(Unaudited)

QUARTERLY OTHER INCOME DETAIL	2004	2004	2003	2003	2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Trust department income	$5,696	5,356	5,484	5,153	5,442
Service charges on deposits	15,705	15,419	16,256	16,823	15,292
Credit card fees	9,546	8,664	9,615	10,322	10,989
ATM and other service fees	3,071	2,748	2,905	3,124	3,201
Bank owned life insurance income	3,083	3,126	3,245	3,238	3,159
Investment services and insurance	3,527	3,832	2,930	2,825	2,801
Manufactured housing income	5	145	346	387	506
Investment securities gains (losses), net	1,412	70	(1,390)	992	3,106
Loan sales and servicing income	1,584	2,859	2,625	10,657	5,701
Other operating income	3,340	3,648	4,736	4,140	3,684

Total Other Income	$46,969	45,867	46,752	57,661	53,881

QUARTERLY OTHER EXPENSE DETAIL	2004	2004	2003	2003	2003
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Salaries, wages, pension and employee benefits	$40,389	39,842	38,682	38,860	36,488
Net occupancy expense	5,526	6,017	5,301	5,274	5,559
Equipment expense	3,323	3,535	3,377	3,535	4,363
Taxes, other than federal income taxes	1,406	1,448	621	1,613	1,552
Stationery, supplies and postage	2,577	2,712	2,976	2,801	2,735
Bankcard, loan processing and other costs	5,988	5,703	6,706	7,533	7,324
Advertising	1,554	586	1,276	518	886
Professional services	3,977	3,146	3,279	2,812	2,739
Telephone	1,221	1,147	1,068	1,001	1,129
Amortization of intangibles	222	223	222	222	223
Other operating expense	13,299	12,692	37,659	12,027	12,716

Total Other Expenses	$79,482	77,051	101,167	76,196	75,714

FIRSTMERIT CORPORATION AND SUBSIDIARIES
Allowance for Loan Losses — Net Charge-off Detail
(Dollars in thousands)
(Unaudited)

	Quarters ended		Six months ended
	June 30,		June 30,
	2004	2003	2004	2003
Allowance for loan losses — beginning of period	$120,261	119,001	97,553	122,790

Loans charged off:
Commercial	9,112	7,057	17,962	17,341
Mortgage	188	194	292	297
Installment	8,135	9,807	18,222	20,641
Home equity	542	872	1,327	1,675
Credit cards	2,941	3,116	5,696	6,292
Manufactured housing	27	5,588	313	11,419
Leases	396	2,345	1,195	3,446

Total	21,341	28,979	45,007	61,111

Recoveries:
Commercial	2,466	773	3,364	1,282
Mortgage	7	2	32	4
Installment	3,194	3,010	6,041	5,983
Home equity	306	266	681	494
Credit cards	791	510	1,474	937
Manufactured housing	255	949	677	1,543
Leases	139	218	279	332

Total	7,158	5,728	12,548	10,575

Net charge-offs	14,183	23,251	32,459	50,536

Allowance related to loans sold	(12,671)	—	(12,671)	—
Provision for loan losses	14,154	23,442	55,138	46,938

Allowance for loan losses — end of period	$107,561	119,192	107,561	119,192

Average loans outstanding	$6,540,974	7,157,408	6,533,061	7,163,311

Ratio to average loans:
(Annualized) net charge-offs	0.87%	1.30%	1.00%	1.42%

Provision for loan losses	0.87%	1.33%	1.70%	1.32%

Loans outstanding — period-end	$6,520,001	7,182,214	6,520,001	7,182,214

Allowance for loan losses:
As a percent of period-end loans outstanding	1.65%	1.66%	1.65%	1.66%

As a multiple of (annualized) net charge-offs	1.89	1.28	1.65	1.17